Exhibit 1

Nissin Information

November 4, 2003

     (The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.)

1.	The financial results as of and for the six months ended September 30, 2003

     In our industry, the prolonged deflationary conditions, as well as the acceleration of the disposal of non-performing loans have had a negative effect on the cash flows of small and medium-sized companies, resulting in significantly increased levels of corporate bankruptcies and personal bankruptcies. The combination of these negative trends has led to sluggish growth of outstanding loan balances and increases in bad debt costs.

     Given this business environment, the Company has focused its efforts on providing “total financial solutions” by strengthening its loan business targeting small business owners and its alliance strategy.

     Our business results for the six months ended September 30, 2003 are as summarised in the tables below.

     The number of loan contracts acquired through our existing distribution channels decreased due to stricter credit screenings of customers. As a result, while our total loans outstanding increased as compared to the total loans outstanding as of the end of the corresponding period in the previous fiscal year, our total loans outstanding decreased by ¥4,931 millions as compared to the total loans outstanding as of the end of the previous fiscal year.

     The increase in interest income and the guarantee fees of ¥142 million from the alliance companies contributed to the operating revenues.

     Because of the increases in bankruptcies and other debt restructuring proceedings, the loan losses-related expense came to ¥7,146 million, an increase of 5.0% as compared to the loan losses-related expense for the corresponding period of the previous year.

Consolidated Operating Results

	(iUnit: million yen)
	02/9	03/9	YoY

Operating revenues	21,517	22,958	+6.7%
Operating income	4,916	5,698	+15.9%
Ordinary income	4,850	5,543	+14.3%
Net income	2,519	2,783	+10.5%

NISSIN CO., LTD 163-1525 SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
I R homepage address: http://nissin.web-ir.jp/
Investors Relations Dept./TEL: 03-3348-2423, FAX: 03-3348-5099, E-mail: info-ir@nissin-f.co.jp

Nissin Information

Loans outstanding

	(Unit: million yen)
	02/9	03/9	YoY

Consumer loans & VIP loans	45,224	37,797	-16.4%
Consumer loans	35,701	27,668	-22.5%
VIP loans	9,523	10,128	+6.4%
Wide loans	60,032	61,686	+2.8%
Small business owner loans & Business Timely loans	62,770	72,301	+15.2%
Small business owner loans	45,457	54,600	+20.1%
Business Timely loans	17,313	17,701	+2.2%
Secured loans	1,206	1,526	+26.5%
Notes receivable	10	216	—
Total loans outstanding	169,245	173,528	+2.53%

†Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

     (The bankrupt and delinquent loans receivable were ¥2,549 million as of September 2002, and ¥3,335 million as of September 2003)

2.	Establishment of Nissin Real Estate Co., Ltd., a consolidated subsidiary

     On September 8, 2003, NIS Real Estate Co., Ltd., a consolidated subsidiary was established. The principle businesses of NIS Real Estate Co., Ltd are (a) management agency for company housing and offices (b) negotiation agency for reduction of company housing and office-related expenses (c) mediation of real estate sales and leases. Nissin Co., Ltd. holds a 95% interest in NIS Real Estate Co., Ltd.

3.	Annual Report 2003

     We are delighted to inform you that our Annual Report 2003 has been finalized and you can download it from our homepage.

     (For details please refer to the monthly data for September 2003)

NISSIN CO., LTD 163-1525 SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
I R homepage address: http://nissin.web-ir.jp/
Investors Relations Dept./TEL: 03-3348-2423, FAX: 03-3348-5099, E-mail: info-ir@nissin-f.co.jp

NISSIN CO., LTD.(8571)
Monthly Data for September 2003

The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of accounts and loans receivable for the year ending March 31, 2004

Month-end number of accounts

	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans + VIP loans	105,548	104,272	103,118	102,040	101,363	96,224
Consumer loans	93,925	92,501	91,177	89,949	89,081	83,992
VIP loans	11,623	11,771	11,941	12,091	12,282	12,232
Wide loans	36,654	36,876	36,905	36,795	36,774	36,336
Small business owner loans + Business Timely loans	38,291	38,697	39,115	39,608	40,035	39,641
Small business owner loans	23,735	24,018	24,281	24,506	24,638	24,407
Business Timely loans	14,556	14,679	14,834	15,102	15,397	15,234
Secured loans	308	307	301	293	294	284
Notes receivable	26	28	18	42	64	76

Total number of accounts	180,827	180,180	179,457	178,778	178,530	172,561

Month-end loans receivable

									(amounts in thousands of yen)
	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans + VIP loans	40,596,020	40,268,778	39,889,333	39,543,543	39,411,040	37,797,051
Consumer loans	30,889,062	30,452,714	29,963,871	29,511,733	29,242,186	27,668,436
VIP loans	9,706,957	9,816,063	9,925,462	10,031,809	10,168,854	10,128,615
Wide loans	64,029,194	64,107,607	63,709,664	63,076,338	62,764,011	61,686,941
Small business owner loans + Business Timely loans	71,679,353	72,262,394	72,648,648	72,924,617	73,288,872	72,301,179
Small business owner loans	54,377,417	54,883,486	55,168,041	55,247,042	55,326,638	54,600,144
Business Timely loans	17,301,936	17,378,907	17,480,606	17,677,574	17,962,234	17,701,034
Secured loans	1,557,641	1,543,030	1,508,342	1,471,605	1,496,823	1,526,469
Notes receivable	14,218	16,245	11,045	130,538	184,124	216,585

Total loans receivable	177,876,428	178,198,056	177,767,034	177,146,642	177,144,873	173,528,227

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Trend in the number of applications, number of approvals and approval ratio by product for the year ending March 31, 2004

	April	May	June	July	August	September	October	November	December	January	February	March	Total

Consumer loans
Applications	2,735	3,010	3,372	3,118	2,773	2,840							17,848
Approvals	683	678	726	713	766	806							4,372
Approval ratio	24.97%	22.52%	21.53%	22.87%	27.62%	28.38%							24.50%
VIP loans
Applications	238	285	307	310	281	272							1,693
Approvals	217	272	287	286	264	248							1,574
Approval ratio	91.18%	95.44%	93.49%	92.26%	93.95%	91.18%							92.97%
Wide loans
Applications	1,022	1,169	929	864	787	903							5,674
Approvals	816	904	775	671	651	641							4,458
Approval ratio	79.84%	77.33%	83.42%	77.66%	82.72%	70.99%							78.57%
Small business owner loans
Applications	660	675	661	640	515	477							3,628
Approvals	578	579	581	553	434	417							3,142
Approval ratio	87.58%	85.78%	87.90%	86.41%	84.27%	87.42%							86.60%
Business Timely loans
Applications	1,136	1,253	1,666	1,655	1,544	1,454							8,708
Approvals	473	600	772	714	631	610							3,800
Approval ratio	41.64%	47.89%	46.34%	43.14%	40.87%	41.95%							43.64%
Secured loans
Applications	5	5	10	1	7	10							38
Approvals	3	4	5	1	7	5							25
Approval ratio	60.00%	80.00%	50.00%	100.00%	100.00%	50.00%							65.79%
Notes receivable
Applications	10	8	2	31	46	34							131
Approvals	5	8	2	31	26	25							97
Approval ratio	50.00%	100.00%	100.00%	100.00%	56.52%	73.53%							74.05%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent loans by default days for the years ended September 30, 2001, 2002 and 2003

September 30, 2001											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,773,886,904	3.92	595,431,113	1.32	6,956,933	0.02	11,816,849	0.03	614,204,895	1.36	45,275,304,747
Wide loans	2,849,820,976	5.55	556,988,776	1.08	259,161,298	0.50	547,739,804	1.07	1,363,889,878	2.66	51,346,554,103
Small business owner loans	2,648,385,070	8.25	430,502,695	1.34	232,623,661	0.73	590,459,856	1.84	1,253,586,212	3.91	32,084,360,264
Business Timely loans	235,142,382	1.90	80,834,490	0.65	0	0.00	2,948,055	0.02	83,782,545	0.68	12,384,337,502
Secured loans	253,761,850	15.78	17,543,979	1.09	12,372,295	0.77	146,165,674	9.09	176,081,948	10.95	1,608,304,428
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	23,313,003

Total	7,760,997,182	5.44	1,681,301,053	1.18	511,114,187	0.36	1,299,130,238	0.91	3,491,545,478	2.45	142,722,174,047

September 30, 2002											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,704,073,615	3.77	687,490,668	1.52	5,901,557	0.01	7,364,245	0.02	700,756,470	1.55	45,224,873,714
Wide loans	3,457,077,209	5.76	449,816,438	0.75	307,769,760	0.51	768,331,734	1.28	1,525,917,932	2.54	60,032,792,814
Small business owner loans	3,431,961,349	7.55	395,643,775	0.87	234,879,349	0.52	790,612,311	1.74	1,421,135,435	3.13	45,457,326,846
Business Timely loans	431,404,514	2.49	180,517,499	1.04	0	0.00	1,909,388	0.01	182,426,887	1.05	17,313,389,894
Secured loans	290,567,657	24.08	20,843,278	1.73	11,679,076	0.97	164,140,975	13.60	196,663,329	16.30	1,206,502,952
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	10,289,612

Total	9,315,084,344	5.50	1,734,311,658	1.02	560,229,742	0.33	1,732,358,653	1.02	4,026,900,053	2.38	169,245,175,832

September 30, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,627,877,593	4.31	564,530,606	1.49	6,135,252	0.02	12,040,558	0.03	582,706,416	1.54	37,797,051,760
Wide loans	4,936,236,445	8.22	508,285,848	0.88	346,789,769	0.69	1,160,342,359	2.25	2,413,484,862	3.83	61,686,941,703
Small business owner loans	5,022,296,708	9.20	431,028,712	0.79	335,632,352	0.61	1,367,593,495	2.50	2,134,254,559	3.91	54,600,144,959
Business Timely loans	532,377,362	3.01	192,849,642	1.09	0	0.00	1,959,927	0.01	194,809,569	1.10	17,701,034,823
Secured loans	252,721,710	16.56	9,131,803	0.60	14,323,524	0.94	187,128,951	12.26	210,584,278	13.80	1,526,469,229
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	216,585,395

Total	12,371,509,818	7.13	1,705,826,611	0.98	702,880,897	0.41	2,729,065,290	1.57	5,535,839,684	3.19	173,528,227,869

* The figures in “Total“loans do not include “1day or more overdue“loans.

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Delinquent loans by default days for the month ended July 31 2003, the month ended August 31, 2003 and the month ended September 30, 2003

July 31, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,510,422,627	6.35	602,073,960	1.52	370,437,279	0.94	750,730,092	1.90	1,723,241,331	4.36	39,543,543,234
Wide loans	5,183,930,781	8.22	555,741,302	0.88	437,781,955	0.69	1,419,961,605	2.25	2,413,484,862	3.83	63,076,338,311
Small business owner loans	5,412,431,806	9.80	546,410,293	0.99	454,912,611	0.82	1,479,483,462	2.68	2,480,806,366	4.49	55,247,042,624
Business Timely loans	884,321,837	5.00	180,171,918	1.02	123,062,067	0.70	298,595,204	1.69	601,829,189	3.40	17,677,574,542
Secured loans	289,389,215	19.66	1,720,334	0.12	4,577,508	0.31	210,595,354	14.31	216,893,196	14.74	1,471,605,274
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	130,538,935

Total	14,280,496,266	8.06	1,886,117,807	1.06	1,390,771,420	0.79	4,159,365,717	2.35	7,436,254,944	4.20	177,146,642,920

August 31, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,626,039,989	6.66	579,882,259	1.47	350,294,832	0.89	957,512,697	2.43	1,887,689,788	4.79	39,411,040,697
Wide loans	5,351,008,550	8.53	516,792,163	0.82	497,393,241	0.79	1,538,116,298	2.45	2,552,301,702	4.07	62,764,011,837
Small business owner loans	5,627,095,603	10.17	498,578,747	0.90	576,305,088	1.04	1,767,578,320	3.19	2,842,462,155	5.14	55,326,638,526
Business Timely loans	1,000,274,227	5.57	216,744,630	1.21	143,004,996	0.80	371,236,278	2.07	730,985,904	4.07	17,962,234,164
Secured loans	287,172,129	19.19	15,435,970	1.03	12,468,494	0.83	210,506,130	14.06	238,410,594	15.93	1,496,823,681
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	184,124,430

Total	14,891,590,498	8.41	1,827,433,769	1.03	1,579,466,651	0.89	4,844,949,723	2.74	8,251,850,143	4.66	177,144,873,335

September 30, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,627,877,593	4.31	564,530,606	1.49	6,135,252	0.02	12,040,558	0.03	582,706,416	1.54	37,797,051,760
Wide loans	4,936,236,445	8.22	508,285,848	0.88	346,789,769	0.69	1,160,342,359	2.25	2,413,484,862	3.83	61,686,941,703
Small business owner loans	5,022,296,708	9.20	431,028,712	0.79	335,632,352	0.61	1,367,593,495	2.50	2,134,254,559	3.91	54,600,144,959
Business Timely loans	532,377,362	3.01	192,849,642	1.09	0	0.00	1,959,927	0.01	194,809,569	1.10	17,701,034,823
Secured loans	252,721,710	16.56	9,131,803	0.60	14,323,524	0.94	187,128,951	12.26	210,584,278	13.80	1,526,469,229
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	216,585,395

Total	12,371,509,818	7.13	1,705,826,611	0.98	702,880,897	0.41	2,729,065,290	1.57	5,535,829,684	3.19	173,528,227,869

* The figures in “Total“loans do not include “1day or more overdue“loans.

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Newly contracted accounts and loan amounts by application channels

July, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	17	5,945	0	0	35	86,400	21	13,500	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	7	25,000	3	4,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	25	7,270	0	0	19	59,600	124	88,180	0	0
Other	1,017	347,070	671	1,523,620	492	1,299,870	325	233,865	1	5,000

Total	1,059	360,285	671	1,523,620	553	1,470,870	473	339,545	1	5,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	73	105,845
Shinsei Business Finance Co., Ltd.	0	0	10	29,000
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	168	155,050
Other	18	57,785	2,524	3,467,210

Total	18	57,785	2,775	3,757,105

August, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	9	3,300	0	0	23	76,500	23	17,030	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	10	37,500	6	9,500	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	41	12,640	0	0	10	31,800	119	87,030	0	0
Other	1,027	350,274	651	1,633,400	391	1,133,300	323	245,152	7	52,800

Total	1,077	366,214	651	1,633,400	434	1,279,100	471	358,712	7	52,800

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	55	96,830
Shinsei Business Finance Co., Ltd.	0	0	16	47,000
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	170	131,470
Other	23	54,517	2,422	3,469,443

Total	23	54,517	2,663	3,744,743

September, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	10	3,700	1	2,000	25	72,300	24	18,050	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	3	13,000	8	11,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	36	9,350	0	0	11	39,800	101	73,950	0	0
Other	1,059	355,781	640	1,610,430	378	1,161,828	384	290,939	5	409,300

Total	1,105	368,831	641	1,612,430	417	1,286,928	517	393,939	5	409,300

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	60	96,050
Shinsei Business Finance Co., Ltd.	0	0	11	24,000
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	148	123,100
Other	18	56,937	2,484	3,885,215

Total	18	56,937	2,703	4,128,365

† Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end number of accounts and loans receivable by application channels

July 31, 2003	(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	207	76,117	2	3,066	361	930,628	172	175,410	0	0
Shinsei Business Finance Co., Ltd.	2	569	0	0	51	180,670	26	39,270	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	45	14,542	0	0	72	274,448	236	196,423	0	0
Other	101,786	39,452,313	36,793	63,073,271	24,022	53,861,294	14,668	17,266,470	293	1,471,605

Total	102,040	39,543,543	36,795	63,076,338	24,506	55,247,042	15,102	17,677,574	293	1,471,605

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	742	1,185,223
Shinsei Business Finance Co., Ltd.	0	0	79	220,510
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	353	485,414
Other	42	130,538	177,604	175,255,494

Total	42	130,538	178,778	177,146,642

August 31, 2003	(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	212	78,710	2	3,037	381	987,172	191	194,215	0	0
Shinsei Business Finance Co., Ltd.	2	558	0	0	59	210,976	34	51,314	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	85	27,537	0	0	79	295,002	346	294,523	0	0
Other	101,064	39,304,234	36,772	62,760,974	24,119	53,833,487	14,826	17,422,179	294	1,496,823

Total	101,363	39,411,040	36,774	62,764,011	24,638	55,326,638	15,397	17,962,234	294	1,496,823

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	786	1,263,136
Shinsei Business Finance Co., Ltd.	0	0	95	262,849
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	510	617,063
Other	64	184,124	177,139	175,001,823

Total	64	184,124	178,530	177,144,873

September 30, 2003	(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	220	80,821	3	4,981	386	990,675	210	212,035	0	0
Shinsei Business Finance Co., Ltd.	2	543	0	0	61	215,060	38	56,410	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	119	36,373	0	0	85	316,273	440	383,883	0	0
Other	95,883	37,679,313	36,333	61,681,959	23,875	53,078,136	14,546	17,048,705	284	1,526,469

Total	96,224	37,797,051	36,336	61,686,941	24,407	54,600,144	15,234	17,701,034	284	1,526,469

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	819	1,288,514
Shinsei Business Finance Co., Ltd.	0	0	101	272,014
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	644	736,530
Other	76	216,585	170,997	171,231,169

Total	76	216,585	172,561	173,528,227

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

† Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end breakdown of borrowings and borrowing rates

Breakdown of borrowings by lender

					( amounts in millions of yen )
	September, 2003		March, 2003		September, 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Indirect	96,186	68.28%	104,920	68.85%	101,114	71.65%
Bank	67,443	47.88%	68,704	45.08%	70,243	49.78%
Life insurance companies	140	0.10%	200	0.13%	264	0.19%
Non-life insurance companies	1,697	1.20%	2,327	1.53%	2,413	1.71%
Other financial institutions	26,906	19.10%	33,688	22.11%	28,194	19.98%
Direct	44,677	31.72%	47,474	31.15%	40,000	28.35%

Total	140,863	100.00%	152,394	100.00%	141,114	100.00%

Borrowings by maturity

					( amounts in millions of yen )
	September, 2003		March, 2003		September, 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Short-term loan	4,500	3.19%	5,500	3.61%	5,050	3.58%
Long-term loan	136,363	96.81%	146,894	96.39%	136,064	96.42%
Long-term loan within 1 year	44,320	31.46%	54,666	35.87%	52,309	37.07%
Long-term loan over 1 year	92,043	65.34%	92,228	60.52%	83,754	59.35%

Total	140,863	100.00%	152,394	100.00%	141,114	100.00%

Borrowing rates

			(%)
	September, 2003	March, 2003	September, 2002

Indirect	2.40	2.43	2.52
Bank	2.34	2.38	2.46
Life insurance companies	2.29	2.34	2.64
Non-life insurance companies	2.88	2.79	2.93
Other financial institutions	2.54	2.51	2.62
Direct	2.22	2.31	2.53

Total	2.34	2.39	2.52